UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2012 (August 6, 2012)

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2012, WesBanco, Inc. entered into a Note Modification Agreement, effective July 31, 2012, to the Line of Credit Note (the “Note”) dated August 1, 2011 by and between WesBanco, Inc. and JPMorgan Chase Bank, N.A, which extends the stated maturity date of the Note to July 31, 2013.  The Note will retain the existing availability of up to $25 million, continues to provide for an interest rate based on an Adjusted LIBOR rate and requires the payment of consecutive quarterly installments of interest only and the payment of any outstanding principal at the maturity date.  There were no other material changes in the terms of the Note.  The Note continues to contain various conditions precedent to borrowing and affirmative and negative covenants which have not been amended.  WesBanco has no outstanding balance drawn on the Note.

The foregoing description of the terms and conditions of the Note is not complete and is qualified in all respects by the actual provisions of the Note, a copy of which has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

d)	Exhibits: 10.1 – Note Modification Agreement between JPMorgan Chase Bank, N.A. and WesBanco, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: August 10, 2012	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer